Exhibit 10.6

AMENDMENT NO. 2

TO THE

DAVE & BUSTER’S ENTERTAINMENT, INC.

2010 MANAGEMENT INCENTIVE PLAN

THIS AMENDMENT NO. 2 (this “Amendment”) is entered into as of January 29, 2013, for the purpose of amending that certain Dave & Buster’s Entertainment, Inc. (f/k/a Dave & Buster’s Parent, Inc.) (the “Company”) 2010 Management Incentive Plan (the “Plan”), adopted as of June 1, 2010 and amended as of February 25, 2011. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan such that upon and following an IPO (i) so long as there is a public market for the Stock, broker-assisted cashless exercise shall be permitted, (ii) the Option exercise period following certain terminations of employment shall be tolled for any lock-up period in connection with or following the IPO (up to the full Option Period) and (iii) Company repurchase rights under any Award Agreement for shares of Stock acquired pursuant to an Award shall expire; and

WHEREAS, pursuant to Section 15(a) of the Plan, the Board may amend the Plan or any portion thereof at any time; provided that no such amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

NOW, THEREFORE, the Plan shall be amended as set forth herein:

1.	Amendments.

(a) Section 7(b) of the Plan is hereby amended to insert the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, effective immediately upon the occurrence of an IPO, so long as there is a public market for the Stock, in addition to any permissible methods of paying the Option Price pursuant to this Section 7(b), subject to any administrative conditions as the Committee may establish, the Option Price may also be payable by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds of the sale of the Stock subject to the Option, sufficient to pay the Option Price.”

(b) Section 7(c)(iv) of the Plan is hereby amended to insert the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, effective immediately upon the occurrence of an IPO, if any portion of an Option shall remain exercisable for a period following the date the Participant ceases to be employed by the Company or any of its Subsidiaries, other than due to termination of the Participant’s employment for Cause or the Participant’s resignation without Good Reason (a “Post-Termination Exercise Period”), such Post-Termination Exercise Period shall be tolled for any portion of any Restricted Period (as defined below) that occurs during the Post-Termination Exercise Period, but in no event shall such Post-Termination Exercise Period (as may be tolled by any Restricted Period) expire following the end of the Option Period. For purposes of this Plan, “Restricted Period” shall mean any “lock-up” period or similar period of restriction following such IPO during which the Company and holders of Stock may not effect any public sale or distribution of Stock pursuant to any “lock-up” agreement or similar agreement with the Company or any underwriter with respect to such IPO (a “Lock-Up Agreement”). For the avoidance of doubt, the Post-Termination Exercise Period shall not be tolled for any portion of any Restricted Period during which a public sale or distribution of Stock may be made pursuant to an exception to the Restricted Period set forth in the applicable Lock-Up Agreement.”

(c) Section 7(c) of the Plan is hereby amended to insert the following clause (vii) at the end thereof:

“(vii) Effective immediately upon the occurrence of an IPO, any provision in any Award Agreement evidencing an Option that provides for the Company’s right to repurchase shares of Stock delivered pursuant to the exercise of such Option shall be deemed null and void and shall have no further effect.”

2.	Miscellaneous.

(a) Except as amended hereby, the Plan remains in full force and effect.

(b) All of the terms of and rights under this Amendment shall be governed by the internal laws of the State of Delaware.

As adopted by the Board of Directors of

Dave & Buster’s Entertainment, Inc. on January 29, 2013